                                                                      EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                          ---------------------------


                                   FORM T-1


                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE


   Check if an application to determine eligibility of a Trustee pursuant to
                               Section 305(b)(2)


                           ________________________


                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)


399 Park Avenue, New York, New York                                  13-5266470
(Address of principal executive offices)    (I.R.S. employer identification no.)

                                                                          10043
                                                                      (Zip Code)

                            _______________________


                      Hawaiian Electric Industries, Inc.
              (Exact name of obligor as specified in its charter)


        Hawaii                                                  99-0208097
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

    900 Richards Street
     Honolulu, Hawaii                                                     96813
(Address of principal executive offices)                              (Zip Code)


                                 "Securities"
                      (Title of the Indenture Securities)

Item 1.  General Information.

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

       Name                                          Address
       ----                                          -------

       Comptroller of the Currency                   Washington, D.C.
       Federal Reserve Bank of New York              New York, N.Y.
       Federal Deposit Insurance Corporation         Washington, D.C.

  (b)  Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.  Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None.

Item 16. List of Exhibits
         ----------------
  List below all exhibits filed as a part of this Statement of Eligibility.

  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

  Exhibit 5 -  Not applicable.

  Exhibit 6 - The consent of the Trustee required by Section 321(B) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227).

  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1998 - attached).

  Exhibit 8 -  Not applicable.

  Exhibit 9 -  Not applicable.

                                   SIGNATURE


  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 2nd day of March, 1999.


                                              CITIBANK, N.A.



                                              BY /s/Florence Mills
                                                 -----------------
                                                   Florence Mills
                                                 Senior Trust Officer

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                Citibank, N.A.
        of New York in the State of New York, at the close of business on December 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                                     ASSETS

                                                 Thousands
                                                 of dollars
        Cash and balances due from de-
          pository institutions:
          Noninterest-bearing balances
          and currency and coin..............   $  8,052,000
          Interest-bearing balances..........     15,782,000
        Held-to-maturity securities..........              0
        Available-for-sale securities........     37,330,000
        Federal funds sold and
          securities purchased under
          agreements to resell...............      8,039,000
        Loans and lease financing
          receivables:
          Loans and Leases, net of un-
          earned income......................   $182,508,000
          LESS: Allowance for loan
          and lease losses......  4,709,000
                                -----------
        Loans and leases, net of un-
          earned income, allowance,
          and reserve........................   $177,799,000
        Trading assets.......................     31,683,000
        Premises and fixed assets (includ-
          ing capitalized leases)............      4,022,000
        Other real estate owned..............        458,000
        Investments in unconsolidated
          subsidiaries and associated com-
          panies.............................      1,154,000
        Customers' liability to this bank
          on acceptances outstanding.........      1,281,000
        Intangible assets....................      3,504,000
        Other assets.........................     11,791,000
                                                ------------
        TOTAL ASSETS.........................   $300,895,000
                                                ============

                                  LIABILITIES

        Deposits:
          In domestic offices.................   $ 39,355,000
          Noninterest-
          Bearing...........$ 13,199,000
                            ------------
          Interest-
          bearing...........  26,156,000
                            ------------
        In foreign offices, Edge and
          Agreement subsidiaries, and
          IBFs................................    163,573,000
          Noninterest-
          bearing...........  10,803,000
          Interest-
          bearing........... 152,770,000
                            ------------
        Federal funds purchased and
          securities sold under agree-
          ments to repurchase.................      9,752,000
        Trading liabilities...................     30,753,000
          Other borrowed money (includes
          mortgage indebtedness and
          obligations under capitalized
          leases):
          With a remaining maturity of one
          year or less........................     13,308,000
          With a remaining maturity of more
          than one year through three years...      1,528,000
          With a remaining maturity of more
          than three years....................      2,110,000
        Bank's liability on acceptances ex-
          ecuted and outstanding..............      1,382,000
        Subordinated notes and
          debentures..........................      6,600,000
        Other liabilities.....................     12,802,000
                                                 ============
        TOTAL LIABILITIES.....................   $281,163,000

                                 EQUITY CAPITAL

        Perpetual preferred stock
          and related surplus.................              0
        Common stock..........................   $    751,000
        Surplus...............................      9,397,000
        Undivided profits and capital re-
          serves..............................     10,356,000
        Net unrealized holding gains (losses)
          on available-for-sale securities....       (113,000)
        Cumulative foreign currency
          translation adjustments.............       (659,000)
                                                 ------------
        TOTAL EQUITY CAPITAL..................   $ 19,732,000
                                                 ------------
        TOTAL LIABILITIES, LIMITED-
          LIFE PREFERRED STOCK, AND
          EQUITY CAPITAL......................   $300,895,000
                                                 ============

        I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

        We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS